FIRST AMENDMENT TO

UNDERWRITING AGREEMENT

THIS Amendment (this “Amendment”), effective as of November 30, 2016, by and among Copeland Trust, a statutory trust organized under the laws of the State of Delaware (the “Trust”), and Northern Lights Distributors, LLC, a Nebraska limited liability company (“NLD”) (collectively, the “Parties”).

WHEREAS, the Parties entered into that certain Underwriting Agreement dated April 30, 2015 (the “Agreement”); and

WHEREAS, the Parties desire to amend the Agreement as described herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the Parties hereto agree as follows:

1.       Amendments.

(a)	Section 14(a) to the Agreement is hereby deleted in its entirety and replaced with the following, as the same may be amended from time to time:

This Agreement shall become effective as of the date hereof and will continue until June 30, 2017, and will continue thereafter so long as such continuance is specifically approved at least annually (i) by the Trust’s Board or (ii) by a vote of a majority of the Shares of the Trust, provided that in either event its continuance also is approved by a majority of the Board members who are not “interested persons” of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

2.       Miscellaneous.

(a)	Except as amended hereby, the Agreement shall remain in full force and effect.

(b)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by its duly authorized officer, as the case may be, as of the date and year first above written.

COPELAND TRUST

By: /s/ Sofia Rosala__

Sofia Rosala

Vice President & Secretary

NORTHERN LIGHTS DISTRIBUTORS, LLC

By: _/s/ Brian Nielsen_

Brian Nielsen

Chief Executive Officer

The undersigned investment adviser hereby acknowledges and agrees to the terms of this Amendment.

COPELAND CAPITAL MANAGEMENT, LLC

Eight Tower Bridge

161 Washington Street, Suite 1325

Conshohocken, PA 19428

By: _/s/ Sofia Rosala_____

Sofia Rosala

Vice President & Secretary